UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 12, 2006
CINEMARK, INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-116292	01-0687923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3900 DALLAS PARKWAY, SUITE 500
PLANO, TEXAS 75093
(Address and Zip Code of Principal Executive Offices)
972-665-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(c) Effective December 12, 2006, Lee Roy Mitchell stepped down as our Chief Executive Officer. Alan W. Stock was elected to replace Mr. Mitchell as our Chief Executive Officer. Mr. Mitchell will continue to serve as our chairman of the board of directors. Mr. Stock had previously served as our President since March 1993 and as Chief Operating Officer since March 1992. Mr. Stock also served as one of our directors from April 1992 to April 2004. Mr. Stock currently serves on the Board of Directors of National CineMedia, L.L.C. We have amended Mr. Mitchell’s and Mr. Stock’s employment agreements to reflect these changes
     We entered into an amended and restated profit participation agreement on March 12, 2004 with Mr. Stock, which became effective April 2, 2004 and amends an amended and restated profit participation agreement with Mr. Stock effective June 19, 2002. Under the agreement, Mr. Stock receives a profit interest in two theatres once we have recovered our capital investment in these theatres plus our borrowing costs. Under the agreement, operating losses and disposition losses for any year are allocated 100% to our company. Operating profits and disposition profits for these theatres for any fiscal year are allocated first to our company to the extent of total operating losses and losses from any disposition of these theatres. Thereafter, net cash from operations from these theatres or from any disposition of these theatres is paid first to our company until such payments equal our investment in these theatres, plus interest, and then 51% to our company and 49% to Mr. Stock. We recorded zero dollars, $0.60 million, and $0.63 million in profit participation expense payable to Mr. Stock during the twelve months ended December 31, 2003, 2004 and 2005, respectively. During the nine months ended September 30, 2006, we recorded $0.42 million in profit participation expense payable to Mr. Stock. We paid $0.62 million to Mr. Stock during the nine months ended September 30, 2006 for amounts earned during 2005 and 2006. In the event that Mr. Stock’s employment is terminated without cause, profits will be distributed according to a formula set forth in the profit participation agreement. Upon consummation of a public offering, we will have the option to purchase Mr. Stock’s interest in the theatres for a price equal to the greater of (1) stated price reduced by any payments received by Mr. Stock during the term and (2) 49% of adjusted theatre level cash flow multiplied by seven, plus cash and value of inventory associated with the two theatres, minus necessary reserves, minus accrued liabilities and accounts payable associated with the two theatres.
     Effective December 12, 2006, Timothy Warner was elected to replace Mr. Stock as our President and Chief Operating Officer. Mr. Warner had previously served as our Senior Vice President since May 2002 and President of Cinemark International, L.L.C. since April 1996. Mr. Warner has served on the Board of Directors of the National Association of Theatre Owners since 1982 and was the Chairman of the National Association of Theatre Owners International Committee from 2002 through 2004. We have amended Mr. Warner’s employment agreement to reflect his new position and duties.
     On December 12, 2006 we issued a press release announcing these appointments. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description
10.1	First Amendment to Employment Agreement, effective as of December 12, 2006, by and between Cinemark, Inc. and Lee Roy Mitchell.

10.2	First Amendment to Employment Agreement, effective as of December 12, 2006, by and between Cinemark, Inc. and Alan W. Stock.

Exhibit
Number	Description
10.3	First Amendment to Employment Agreement, effective as of December 12, 2006, by and between Cinemark, Inc. and Timothy Warner.

99.1	Press Release dated December 13, 2006
[SIGNATURE PAGE FOLLOWS]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK, INC.

Date: December 18, 2006	By:	/s/ Michael D. Cavalier

	Name:	Michael D. Cavalier
	Title:	Senior Vice President — General Counsel